Exhibit 23.1

The Board of Directors
Aspen Insurance Holdings Limited
Maxwell Roberts Building
1 Church Street
Hamilton
Bermuda

February 29, 2008

Dear Sirs

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-148245 and 333-129214) and Form S-8 (Nos. 333-114765, 333-132476 and 333-136441) of Aspen Insurance Holdings Limited of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Aspen Insurance Holdings Limited.

/s/ KPMG Audit Plc
KPMG Audit Plc
London, United Kingdom